                                                                     Exhibit 4.8

                                   [SPECIMEN]

                                                      SEE LEGEND ON REVERSE SIDE

NUMBER                                                         SHARES
  D

                            OSAGE SYSTEMS GROUP, INC.
              Incorporated under the Laws of the State Of Delaware


      10,000,000 SHARES COMMON STOCK         SERIES A $3.00 CONVERTIBLE PREFERRED STOCK
         PAR VALUE $.01 PER SHARE                     PAR VALUE $.01 PER SHARE

SERIES B $3.00 CONVERTIBLE PREFERRED STOCK   SERIES C $3.00 CONVERTIBLE PREFERRED STOCK
        PAR VALUE $.01 PER SHARE                      PAR VALUE $.01 PER SHARE

                         SERIES D CONVERTIBLE PREFERRED
                                      STOCK
                            PAR VALUE $.01 PER SHARE

     THIS CERTIFIES THAT___________________________________________ is the owner of _____________________________________ shares of the SERIES D CONVERTIBLE

     PREFERRED STOCK OF OSAGE SYSTEMS GROUP, INC., fully paid and non-assessable, transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed.

     The corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of _____________________ A.D. 1999.

_________________________________               ________________________________
  SECRETARY/ASSISTANT SECRETARY                           PRESIDENT

                                 [REVERSE SIDE]

     FOR VALUE RECEIVED, ______ HEREBY SELL, ASSIGN AND TRANSFER UNTO


     Please Insert Social Security or other
         Identifying Number of Assignee

     _______________________________________

     _______________________________________

     __________________________________________________________________________


     ______________________________SHARES REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT __________________________ ATTORNEY, TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


     DATED: _______________, 19______

     IN PRESENCE OF

     _______________________________________

     _______________________________________